DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

| Filed in the Office of | Business Number<br>C18085-2000 |
|---|---|
| Dean Heller | Filing Number<br>20060597686-59 |
| Secretary of State | Filed On<br>09/18/2006 |
| State Of Nevada | Number of Pages<br>1 |

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
Radial Energy Inc.

2. Description of the original document for which correction is being made:
Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: June 21, 2004

4. Description of the inaccuracy or defect.
The inaccuracy or defect of the Certificate of Amendment is that the authorized shares as referenced in paragraph 2 was incorrectly referred to as being 75,000 shares @ .001 each.

5. Correction of the inaccuracy or defect.
Paragraph 2 of the Certificate of Amendment is hereby corrected to read as follows:

"The Authorized Capital Stock of the corporation is 75,000,000 shares with a par value of $0.001 per share."

6. Signature:

| Authorized Signature | Title * | Date |
|---|---|---|
| [signature] | President | 9/18/2006 |

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*